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                                                                  EXHIBIT (a)(5)


                          OFFER TO PURCHASE FOR CASH

   UP TO A TOTAL OF 28 MILLION SHARES OF SERIES A COMMON STOCK AND SERIES C
                                 COMMON STOCK

                                      OF

                           THE TIMES MIRROR COMPANY

                                      AT

                               $95 NET PER SHARE

                                      BY

                                TRIBUNE COMPANY


   THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON MONDAY, APRIL 17, 2000, UNLESS THE OFFER IS
                                  EXTENDED.


                                                                 March 21, 2000

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase dated March 21, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Tribune Company, a Delaware corporation ("Tribune"), to purchase up to a total of 28 million shares of Series A Common Stock, par value $1 per share (the "Series A Shares"), and Series C Common Stock, par value $1 per share (the "Series C Shares" and, together with the Series A Shares, the "Shares"), of The Times Mirror Company, a Delaware corporation (the "Company"), at a purchase price of $95 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to First Chicago Trust Company of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

   WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

   Please note the following:

     1. The tender price is $95 per Share, net to you in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.
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     2. The Offer is being made for up to 28 million Shares. If more than 28 million Shares are tendered, Tribune will purchase 28 million of such tendered Shares on a pro rata basis.

     3. The Board of Directors of the Company has unanimously approved the Offer, the Merger (as defined below), and the Merger Agreement (as defined below), determined that the terms of each are advisable, fair to, and in the best interests of, the stockholders of the Company, and recommends that the Company's stockholders who desire cash for their Shares tender their Shares pursuant to the Offer.

     4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of March 13, 2000 (the "Merger Agreement"), between Tribune and the Company, pursuant to which, following the consummation of the Offer and in accordance with the Delaware General Corporation Law, and subject to the satisfaction or waiver of certain conditions, including approval of the stockholders of Tribune and the Company, the Company will be merged with and into Tribune (the "Merger"), with Tribune continuing as the surviving corporation. In the Merger, subject to the next sentence, each Share will be converted into 2.5 shares of common stock, no par value, of Tribune (together with the associated preferred share purchase rights). In addition, if fewer than 28 million Shares are purchased in the Offer, Tribune may purchase Shares for cash in the open market following the Offer, or the Company's stockholders may elect to receive $95 in cash for each of their Shares in the Merger up to the balance of the 28 million Shares.

     5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration date of the Offer at least 15 million Shares on the date of purchase and (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See the Introduction and Section 14 of the Offer to Purchase.

     6. Any stock transfer taxes applicable to the sale of Shares to Tribune pursuant to the Offer will be paid by Tribune, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     7. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, Eastern time, on Monday, April 17, 2000, unless the Offer is extended.

     8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Book-Entry Transfer Facility (as described in the Offer to Purchase), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time, depending upon when Share Certificates or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

   If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

   Tribune is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Tribune becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Tribune will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith

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effort, Tribune cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Tribune by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the Dealer Manager), or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

        UP TO A TOTAL OF 28 MILLION SHARES OF SERIES A COMMON STOCK AND
                             SERIES C COMMON STOCK

                                      OF

                           THE TIMES MIRROR COMPANY

                                      BY

                                TRIBUNE COMPANY

   The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated March 21, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Tribune Company, a Delaware corporation ("Tribune"), to purchase up to a total of 28 million shares of Series A Common Stock, par value $1 per share (the "Series A Shares"), and Series C Common Stock, par value $1 per share (the "Series C Shares" and, together with the Series A Shares, the "Shares"), of The Times Mirror Company, a Delaware corporation, at a purchase price of $95 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

   This will instruct you to tender to Tribune the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


 Number of Series A Shares to be Tendered:               Shares*

 Number of Series C Shares to be Tendered:               Shares*

 ___________________________________________________________________________

                                 SIGN BELOW

 Account Number:                 Signature(s) ______________________________

 Dated:                   , 2000

 ___________________________________________________________________________
                         PLEASE TYPE OR PRINT NAME(S)

 ___________________________________________________________________________
                     PLEASE TYPE OR PRINT ADDRESS(ES) HERE

 ___________________________________________________________________________
                       AREA CODE AND TELEPHONE NUMBER(S)

 ___________________________________________________________________________
             TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

 ---------
 * Unless otherwise indicated, it will be assumed that you instruct us to tender all such Shares held by us for your account.




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